Exhibit 32.2

STATEMENT

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, the undersigned officer of Mercury Air Group, Inc. (the “Company”) hereby certifies that to the knowledge of the undersigned:

(3) The Company’s Quarterly Report on Form 10-Q for the three and nine month periods ended March 31, 2004 fully complies with the requirements of sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(4) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Schlax

Robert Schlax Chief Financial Officer

May 14, 2004

30